UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 27, 2022

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

On October 27, 2022, Golden Matrix Group, Inc. (the “Company”, “we” and “us”), entered into a Consulting Agreement with Mr. Aaron Richard Johnston, a member of the Board of Directors of the Company, who resigned effective November 1, 2022, as discussed below in Item 5.02.

Pursuant to the Consulting Agreement, Mr. Johnston agreed to provide a minimum of 30 hours of service to the Company per week in connection with (a) assistance and guidance as requested from time to time by the Company’s Chief Executive Officer, senior management and the Board of Directors; (b) help with identifying, evaluating, and recommending merger and acquisition candidates to the Company; (c) assistance to the Company in corporate expansion objectives; (d) assistance with mergers and acquisitions, to develop and execute the evaluation, financial, and operational strategy for mergers, acquisitions, and divestiture projects; (e) advising and evaluating potential transactions (M&A), helping provide financial projections, risk assessment, and financial implications; and (f) visiting RKingsCompetitions Ltd in Ireland on a regular basis and assisting the Company with day-to-day management of RKingsCompetitions Ltd, as well as assisting with any other operating businesses the Company may have in the UK and Europe.

A required condition to the parties’entry into the Consulting Agreement was Mr. Johnston’s resignation from the Board of Directors, which was provided on the same date, as discussed below in Item 5.02

During the term of the agreement, for all services rendered by Mr. Johnston under the agreement, the Company agreed to pay Mr. Johnston:

(1) $12,000 per month, which may be increased from time to time with the consent of the Company and Mr. Johnston;

(2) A cash sign up bonus of $36,000, payable to Mr. Johnston on the effective date;

(3) An equity sign up bonus of 100,000 shares of Restricted Common Stock of the Company (the “Stock Compensation”) under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), and subject to the terms thereof and subject to the terms of the Notice of Restricted Stock Grant and Restricted Stock Grant Agreement entered into to evidence such grant, which Stock Compensation vests to Mr. Johnston at the rate of 50,000 of such shares on the effective date, 2022 and 50,000 of such shares on February 1, 2023, subject to Mr. Johnston’s continued service to the Company on such dates, subject in all cases to the 2022 Plan, and the Notice of Restricted Stock Grant and Restricted Stock Grant Agreement entered into by the Company to evidence such award;

(4) The right to earn up to 50,000 Restricted Stock Units (“Board RSUs”) which were previously granted to Mr. Johnston on September 16, 2022 in consideration for services as a member of the Board of Directors of the Company, upon the Company achieving the Revenue and EBITDA targets described below, for the year ended October 31, 2022, subject to Mr. Johnston’s continued service to the Company on such dates, subject in all cases to the 2022 Plan, and the RSU Award Grant Notice and RSU Award Agreement entered into by the Company to evidence such award, with the remaining amount of Board RSU’s being forfeited by Mr. Johnston on the effective date of his resignation from the Board of Directors;

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(5) 300,000 new Restricted Stock Units (RSU’s), with the same incentive targets as the Board RSUs, with 150,000 RSUs vesting each of the years ended October 31, 2023 and 2024, upon the Company achieving the Revenue and EBITDA targets described below (the “Consulting RSUs”), subject to Mr. Johnston’s continued service to the Company on such dates (provided that he is still eligible to vest such Consulting RSUs if his consulting services with the Company are terminated by the Company without Cause (as such term is defined in the Consulting Agreement, he continues to vest such awards)), subject in all cases to the 2022 Plan, and the RSU Award Grant Notice and RSU Award Agreement entered into by the Company to evidence such award; and

(6) 300,000 RSUs which shall vest to Mr. Johnston, if ever, upon the closing of a transaction that, on a pro forma basis, doubles the Company’s revenues for the fiscal quarter prior to the closing of the acquisition (“Doubling Transaction”), provided that such RSUs shall be terminated and forfeited if such Doubling Transaction does not close prior to November 1, 2023 (the “Transaction RSUs”), subject to Mr. Johnston’s continued service to the Company on such dates (provided that he is still eligible to vest such Transaction RSUs if his consulting services with the Company are terminated by the Company without Cause, subject in all cases to the 2022 Plan, and the RSU Award Grant Notice and RSU Award Agreement entered into by the Company to evidence such award.

Each RSU shall evidence the right to receive, upon vesting thereof, one share of common stock.

The Consulting RSUs and Transaction RSUs were approved by the Board of Directors on October 27, 2022, and were evidenced by, and subject to, the terms of an RSU Award Grant Notice and RSU Award Agreement dated October 27, 2022.

The Stock Compensation was approved by the Board of Directors on October 27, 2022, and the vesting thereof is subject to a Notice of Restricted Stock Grant and Restricted Stock Grant Agreement dated October 27, 2022.

The Consulting RSUs, Transaction RSUs and Stock Compensation were issued under, and subject to the terms of, the 2022 Plan.

Each of the Board RSUs as previously granted to Mr. Johnston are, and each of the Consulting RSUs shall be, subject to vesting, andvest to the extent and in the amounts set forth below, to the extent the following performance metrics are met by the Company as of the dates indicated (the “Performance Metrics” and the “Performance Metrics Schedule”):

	Revenue Targets		EBITDA Targets
Performance Period	Target Goal	RSUs Vested	Target Goal	RSUs Vested
Year ended October 31, 2022	$21,875,000	25,000 Board RSUs	$3,250,000	25,000 Board RSUs
Year ended October 31, 2023	FY 2022 x 1.1	75,000 Consulting RSUs	FY 2022 x 1.1	75,000 Consulting RSUs
Year ended October 31, 2024	FY 2023 x 1.1	75,000 Consulting RSUs	FY 2023 x 1.1	75,000 Consulting RSUs

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For purposes of the calculations above, (a) ”EBITDA” means net income before interest, taxes, depreciation, amortization and stock-based compensation; (b) ”Revenue” means annual revenue of the Company; and (c) ”FY 2022” means actual Revenue or EBITDA, as the case may be achieved during the 12 month period from November 1, 2021 to October 31, 2022, and “FY 2023” means actual Revenue or EBITDA as the case may be for the 12 month period from November 1, 2022 to October 31, 2023, in each case as set forth in the Company’s audited year-end financial statements (the “Target Definitions”). Both Revenue and EBITDA, and the determination of whether or not the applicable Revenue and EBITDA targets above have been met are to be determined based on the audited financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Annual Reports on Form 10-K for the applicable year ends above, and determined on the date such Annual Reports on Form 10-K are filed publicly with the Securities and Exchange Commission (the “Dates of Determination”).

Mr. Johnston is also eligible under the Consulting Agreement for discretionary bonuses in cash or equity, from time to time, in the discretion of the Board of Directors.

The Consulting Agreement contains customary indemnification and confidentiality obligations, and a one-year non-competition prohibition restricting Mr. Johnston’s ability to compete against the Company following the termination of the agreement.

The Consulting Agreement remains in place until the earlier of (a) 30 days after written notice to terminate the Consulting Agreement is provided by either party; (b) the termination of the Consulting Agreement by either party with cause (as discussed in the agreement); and (c) the date the Consulting Agreement is mutually terminated by the parties.

* * * * *

The descriptions of the Consulting Agreement, Consulting RSUs and Stock Compensation, above, are not complete and are qualified in their entirety to the full text of the Consulting Agreement, the RSU Award Grant Notice and RSU Award Agreement and Notice of Restricted Stock Grant and Restricted Stock Grant Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.2 hereto, respectively, and are incorporated into this Item 1.01 by reference in their entity.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 27, 2022, Mr. Aaron Richard Johnston notified the Board of Directors of the Company,of his resignation as a member of the Board of Directors of the Company, effective upon the earlier of (1) November 1, 2022; and (2) the date his replacement is appointed as a member of the Board of Directors. Mr. Johnston’s resignation is not a result of any disagreement with the Company, relating to the Company’s operations, policies, or practices, or otherwise.

The information and disclosures in Item 1.01 herein under the heading “Consulting Agreement”, are incorporated by reference in this Item 5.02 in their entirety.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Consulting Agreement dated October 27, 2022, by and between Golden Matrix Group, Inc. and Aaron Richard Johnston ***
10.2*	Golden Matrix Group, Inc. RSU Award Grant Notice and RSU Award Agreement dated October 27, 2022 (2022 Equity Incentive Plan)(Aaron Richard Johnston, Consulting Agreement - October 2022) ***
10.3*

Golden Matrix Group, Inc. Notice of Restricted Stock Grant and Restricted Stock Grant Agreement dated October 27, 2022 (2022 Equity Incentive Plan)(Aaron Richard Johnston, Consulting Agreement - October 2022) ***

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Filed herewith.

*** Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: November 1, 2022	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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